UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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M/I Homes, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3 Easton Oval

Columbus, Ohio 43219

April 4, 2005

To Our Shareholders:

The 2005 Annual Meeting of Shareholders of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, May 3, 2005, at the offices of the Company, 3 Easton Oval, Columbus, Ohio.

Enclosed is a copy of our 2004 Annual Report, which includes our Annual Report on Form 10-K, notice of the meeting, a proxy statement and a proxy card. Please record your vote on the proxy card and return it promptly in the postage-paid envelope provided, or alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card.

We look forward to reviewing the activities of the Company at the meeting. We hope you can be with us.

Sincerely,

/s/ Robert H. Schottenstein _______________________________________
Robert H. Schottenstein, Chief Executive Officer

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

IN THE ENVELOPE PROVIDED, OR ALTERNATIVELY,

VOTE ELECTRONICALLY OR TELEPHONICALLY

3 Easton Oval

Columbus, Ohio 43219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 3, 2005

To Each Shareholder of M/I Homes, Inc.:

Notice is hereby given that the 2005 Annual Meeting of Shareholders of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, May 3, 2005, at the offices of the Company, 3 Easton Oval, Columbus, Ohio, for the following purposes:

1)	To elect three directors to serve until the 2008 annual meeting of shareholders and until their successors have been duly elected and qualified;

2)	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year; and

3)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 8, 2005, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

It is important that your Common Shares be represented at the Annual Meeting. Whether or not you intend to be present, please complete, sign, date and return the enclosed proxy card in the envelope provided, or alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card. You may revoke your proxy at any time before it is exercised at the Annual Meeting and, if you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/ J. Thomas Mason ______________________________________
J. Thomas Mason, Secretary

April 4, 2005

3 Easton Oval

Columbus, Ohio 43219

PROXY STATEMENT

for the

2005 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 3, 2005

GENERAL

Time, Place and Purposes of Meeting

The 2005 Annual Meeting of Shareholders of M/I Homes, Inc. (the “Annual Meeting”) will be held on Tuesday, May 3, 2005 at 9:00 a.m., Eastern Daylight Time, at our corporate offices at 3 Easton Oval, Columbus, Ohio. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is attached. All references in this Proxy Statement to “M/I Homes” or the “Company” refer to M/I Homes, Inc.

Solicitation of Proxies

This Proxy Statement and the accompanying form of proxy are first being sent to the shareholders on or about April 4, 2005. This Proxy Statement is furnished in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting and any adjournment thereof. The Company’s 2004 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, is being mailed to all shareholders together with this Proxy Statement.

Voting by Proxy

A proxy card for use at the Annual Meeting is enclosed. You may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided. Alternatively, shareholders holding common shares registered directly with the Company’s transfer agent, EquiServe, may vote their proxy electronically via the Internet or telephonically by following the instructions on their proxy card. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on May 2, 2005. There are no fees or charges associated with voting electronically via the Internet or telephonically, other than fees or charges, if any, that shareholders pay for access to the Internet and for telephone service. Shareholders holding common shares in “street name” with a broker, bank or other holder of record may also be eligible to vote their proxy electronically via the Internet or telephonically. Such shareholders should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the “street name” common shares and how to revoke previously given instructions.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing a written notice with the Company revoking it, by duly executing a proxy card bearing a later date, by casting a new vote electronically via the Internet or telephonically or by attending the Annual Meeting and voting in person. Attending the Annual Meeting without voting will not revoke a proxy. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies properly executed or properly voted electronically via the Internet or telephonically that are received prior to, or at the time of, the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), proxies will be voted for the nominees for election of directors set forth herein and for Proposal 2 and, at the discretion of the proxy holders, on all other matters that may properly be brought before the Annual Meeting or any adjournment thereof.

Outstanding Shares and Voting Rights

There were 14,307,385 of the Company’s common shares, par value $.01 per share (the “Common Shares”), issued and outstanding on March 8, 2005 (the “Record Date”), which date has been set as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder to one vote on each matter submitted to a shareholder vote at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding Common Shares on the Record Date.

Common Shares represented by properly executed proxies returned to the Company prior to the Annual Meeting or represented by properly authenticated electronic voting instructions recorded via the Internet or telephonically will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “Abstain,” “Withheld From All Nominees” or “For All Nominees Except” or are not marked at all. Broker/dealers who hold Common Shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such Common Shares and may vote such Common Shares on routine matters such as the election of directors, but broker/dealers may not vote such Common Shares on non-routine matters without specific instructions from the owner of such Common Shares. Proxies that are signed and submitted by broker/dealers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes count toward the establishment of a quorum for the Annual Meeting.

Proposal No. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Amended and Restated Regulations (the “Regulations”), the Board is comprised of nine directors, divided into three classes with staggered three year terms. A class of three directors is to be elected at the Annual Meeting. The Board has nominated the persons set forth in the table below for election as directors of the Company at the Annual Meeting. The three nominees receiving the greatest number of votes cast will be elected to serve until the 2008 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Withheld votes with respect to any nominee (or all of the nominees) will be counted for purposes of establishing a quorum, but will have no effect on the election of such nominee(s).

On February 16, 2005, the Board, upon recommendation of the Company’s Nominating and Governance Committee, appointed Joseph A. Alutto, Ph.D., Dean of The Fisher College of Business at The Ohio State University, to the Board to fill the vacancy created when the Company’s former Chairman passed away on February 11, 2004. Dr. Alutto’s term expires at the Annual Meeting, at which time he will stand for election, along with other directors whose term expires at the Annual Meeting. Dr. Alutto was recommended to the

Nominating and Governance Committee by Robert H. Schottenstein, the Company’s Chairman, Chief Executive Officer and President. The Nominating and Governance Committee, after reviewing Dr. Alutto’s qualifications, considering the Board’s needs and determining Dr. Alutto’s independence under New York Stock Exchange Rules (“NYSE Rules”), recommended that Dr. Alutto be appointed to the Board.

Unless otherwise specified in your proxy, the Common Shares voted pursuant thereto will be voted FOR each of the persons named below as nominees for election as directors. The Board has no reason to believe that any nominee will not serve as a director if elected. If any nominee becomes unwilling or unable to serve as a director, the proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board.

Your Board of Directors unanimously recommends a vote FOR each of the Director Nominees named below.

BOARD OF DIRECTORS

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

Director Nominees – Term to Expire at 2008 Annual Meeting

Joseph A. Alutto, Ph.D.*	64	Dean of The Fisher College of Business at The Ohio State University since 1991. Dr. Alutto currently serves as a Director of Nationwide Financial Services, Inc. and United Retail Group, Inc. Committee Membership: None	2005

Phillip G. Creek	52	Chief Financial Officer of the Company since September 2000, Senior Vice President of the Company since September 1993 and Chief Financial Officer and Treasurer of M/I Financial Corp., a wholly-owned subsidiary of the Company (“M/I Financial”), since September 2000. Mr. Creek served as Treasurer of the Company from January 1993 to February 2005 and served as Senior Vice President of M/I Financial from February 1997 until September 2000.	2002

		Committee Membership: Executive

Norman L. Traeger*	65	Founded United Skates of America, a chain of family fun centers, in 1971 and The Discovery Group, a venture capital firm, in 1983. Mr. Traeger currently owns and manages industrial, commercial and office real estate.	1997

		Committee Memberships: Audit, Compensation, Nominating and Governance

BOARD OF DIRECTORS (continued)

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

Directors – Term to Expire at 2006 Annual Meeting

Thomas D. Igoe*	73	Consultant to Bank One, NA’s Corporate Banking Division from January 1997 until December 1999. From 1962 until January 1997, Mr. Igoe was an employee of Bank One, NA, serving last as Senior Vice President – Corporate Banking.	2000

		Committee Memberships: Audit (Chairman), Nominating and Governance

Lewis R. Smoot, Sr.*	71	President and Chief Executive Officer of The Smoot Corporation, a construction contractor and management concern, since 1987.	1993

		Committee Memberships: Nominating and Governance (Chairman), Executive

Steven Schottenstein	48	Vice Chairman and Chief Operating Officer of the Company since January 1999 and Assistant Secretary of the Company since April 1992. Mr. Schottenstein served as Senior Executive Vice President of the Company from May 1996 until January 1999.	1993

		Committee Membership: Executive

Directors – Term to Expire at 2007 Annual Meeting

Friedrich K.M. Böhm*	63	Chairman of NBBJ, the third largest architectural firm in the United States, since 1997. From 1987 until 1997, Mr. Böhm was Managing Partner and Chief Executive Officer of NBBJ. He currently serves as a Director of TRC, a national environmental engineering firm and as a Director of The Daimler Group.	1994

		Committee Memberships: Audit, Compensation (Chairman)

Jeffrey H. Miro*	62	Partner in the law firm of Honigman Miller Schwartz and Cohn LLP, with offices in Michigan and New York, since 1981. In addition, Mr. Miro is an Adjunct Professor of Law at the University of Michigan Law School. He currently serves as a Director of Sotheby’s Holdings, Inc.	1998

		Committee Membership: Compensation

Robert H. Schottenstein	52	Chairman of the Company since March 2004, Chief Executive Officer of the Company since January 2004, President of the Company since May 1996 and Assistant Secretary of the Company since March 1991. Mr. Schottenstein currently serves as a Director of Huntington Bancshares Incorporated.	1993

		Committee Membership: Executive (Chairman)

Robert H. Schottenstein and Steven Schottenstein are brothers.

* Independent Director under NYSE Rules.

INFORMATION REGARDING THE BOARD, ITS COMMITTEES AND CORPORATE GOVERNANCE

Board Organization and Committees

The Board currently has nine members. The Board has determined that six of the nine directors meet the criteria for independence required by NYSE Rules. With respect to five of the independent directors (Friedrich K.M. Böhm, Thomas D. Igoe, Jeffrey H. Miro, Lewis R. Smoot, Sr. and Norman L. Traeger), the Board made this determination on the basis that they have no relationship with the Company either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, other than serving as a director of the Company. With respect to the sixth independent director, Joseph A. Alutto, Ph.D., Dean of The Fisher College of Business at The Ohio State University, the Board considered the Company’s periodic contributions and payments to The Ohio State University during the last three years when assessing Dr. Alutto’s independence and determined that, based on the amount of such contributions and payments, the Company’s relationship with The Ohio State University does not impair Dr. Alutto’s independence. Pursuant to the Company’s Corporate Governance Guidelines, each independent director is required to notify the Chairman of the Company’s Nominating and Governance Committee, as soon as practicable, in the event his circumstances change in a manner that may affect the Board’s evaluation of his independence.

During 2004, the Board held four meetings and all of the members of the Board, with the exception of Joseph A. Alutto, Ph.D. who was appointed to the Board on February 16, 2005, attended at least 75% of the meetings of the Board and the committees on which they served.

During 2004, the Board had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee. In accordance with the applicable Securities and Exchange Commission Rules (“SEC Rules”) and NYSE Rules, each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee has its own written charter which is available on the Company’s website at mihomes.com under the heading Investor Relations or by writing to M/I Homes, Inc. 3 Easton Oval, Suite 500, Columbus, Ohio 43219, c/o General Counsel and Secretary. All committees report on their activities to the Board.

Audit Committee. The Audit Committee operates pursuant to a written Audit Committee Charter adopted by the Board which reflects SEC Rules and NYSE Rules relating to audit committees. The Audit Committee annually reviews and assesses the adequacy of its Charter and recommends changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The primary purpose of the Audit Committee is to assist the Board in its oversight of (1) the integrity of the Company’s consolidated financial statements and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent registered public accounting firm qualifications and independence; and (4) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm. The Audit Committee’s specific responsibilities include: (1) reviewing the Company’s accounting procedures and policies; (2) reviewing the activities of the internal auditors and the Company’s independent registered public accounting firm; (3) reviewing the independence and objectivity of the independent registered public accounting firm, including potential conflicts of interest; (4) monitoring and evaluating the Company’s internal control over financial reporting; (5) having responsibility for the hiring, retention and fees of the Company’s independent registered public accounting firm; and (6) other matters required by SEC Rules and NYSE Rules. Each member of the Audit Committee qualifies as independent and is financially literate under the applicable SEC Rules and NYSE Rules. The Board has determined that the Audit Committee’s Chairman, Thomas D. Igoe, qualifies as an audit committee financial expert as defined by SEC Rules. The Board determined that Mr. Igoe has acquired the requisite attributes to qualify as an audit committee financial expert by virtue of his more than 35 years as a commercial banker. During his banking career, Mr. Igoe’s responsibilities included analyzing and evaluating consolidated financial statements in order to make lending decisions and actively supervising others in conducting financial statement and financial condition analysis and evaluation. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee met four times during 2004. In addition, the Chairman of the Audit Committee, on behalf of the Audit Committee, met quarterly with the Company’s senior financial management, including internal audit and the Company’s independent registered public accounting firm, and discussed the Company’s interim and fiscal year financial information prior to public release. These meetings were followed up with a telephonic report by the Audit Committee Chairman to the remainder of the Audit Committee. The Audit Committee’s report relating to the 2004 fiscal year appears on pages 19 and 20 of this Proxy Statement.

Compensation Committee. The Compensation Committee operates pursuant to a written Compensation Committee Charter which reflects NYSE Rules relating to compensation committees. The Compensation Committee annually reviews and assesses the adequacy of its Charter and recommends changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Compensation Committee’s purpose is to assist the Board in discharging its responsibilities relating to the compensation (cash, equity and otherwise) to be provided to the executive officers and directors of the Company. The Charter sets forth the responsibilities and duties of the Compensation Committee, which include: (1) reviewing, approving and determining the compensation for the executive officers; (2) developing and administering plans necessary to ensure the compensation paid to the executive officers is tax deductible; (3) administering the Company’s incentive and equity-based compensation plans with respect to the executive officers; and (4) preparing an annual report on executive compensation for inclusion in the Proxy Statement. Each member of the Compensation Committee qualifies as independent under the applicable NYSE Rules. The Company’s Compensation Committee met four times during 2004.

Nominating and Governance Committee. The Nominating and Governance Committee operates pursuant to a written Nominating and Governance Committee Charter which reflects NYSE Rules relating to nominating committees. The Nominating and Governance Committee annually reviews and assesses the adequacy of its Charter and recommends changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Nominating and Governance Committee’s primary responsibility is to assist the Board on the broad range of issues surrounding the composition and operation of the Board, including: (1) identifying individuals qualified to become Board members; (2) recommending to the Board director nominees for the next annual meeting of shareholders; and (3) developing and recommending to the Board a set of corporate governance principles applicable to the Company. In addition, the Nominating and Governance Committee recommends to the Board committee selections and oversees the evaluation of the Board. Each member of the Nominating and Governance Committee qualifies as independent under the applicable NYSE Rules. At its meeting on February 16, 2005, the Nominating and Governance Committee recommended to the Board and the Board, by unanimous resolution, approved the nomination of each of Joseph A. Alutto, Ph.D., Phillip G. Creek and Norman L. Traeger for election as directors of M/I Homes at the Annual Meeting. The Nominating and Governance Committee met three times during 2004.

Executive Committee. When the Board is not in session, the Executive Committee may exercise those powers and may carry out those duties of the Board which under state or federal law may be delegated by the Board. During 2004, the Executive Committee did not hold any formal meetings.

Corporate Governance Guidelines

In accordance with NYSE Rules, the Board operates pursuant to written Corporate Governance Guidelines that are intended to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they are in compliance with all applicable requirements. The Corporate Governance Guidelines are available on the Company’s website at mihomes.com under the heading Investor Relations or by writing to M/I Homes, Inc., 3 Easton Oval, Suite 500, Columbus, Ohio 43219, c/o General Counsel and Secretary.

Attendance at Annual Shareholder Meetings

The Company does not have a formal policy with respect to attendance by the directors at the annual meeting of shareholders. However, directors are encouraged to attend and the Board and its committees meet immediately following the annual meeting of shareholders. All of the directors then in office attended the 2004 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

All of the Company’s directors, officers and employees must act in accordance with the Company’s Code of Business Conduct and Ethics which complies with the applicable SEC Rules and NYSE Rules. The Code of Business Conduct and Ethics is available on the Company’s website at mihomes.com under the heading Investor Relations or by writing to M/I Homes, Inc., 3 Easton Oval, Suite 500, Columbus, Ohio 43219, c/o General Counsel and Secretary.

Executive Sessions

In accordance with the Company’s Corporate Governance Guidelines and NYSE Rules, the non-management directors meet (without management present) at regularly scheduled meetings at least twice per year and at such other times as the directors deem necessary or appropriate. Each executive session is chaired by one of the non-management directors on a rotating basis in alphabetical order. During 2004, the non-management directors held three executive sessions.

Communications with the Board of Directors

The Board believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board or a particular director may do so by sending a letter to the Secretary of the Company at 3 Easton Oval, Suite 500, Columbus, Ohio 43219. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Nomination of Directors

As described above, the Company has a standing Nominating and Governance Committee that has responsibility for providing oversight on the broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee considers those factors it deems appropriate, including judgment, skill, independence, diversity, strength of character, experience with businesses and organizations comparable in size or scope, experience as an executive of, or advisor to, a publicly traded or private company, experience and skill relative to other Board members, specialized knowledge or experience and desirability of the candidate’s membership on the Board. Depending upon the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. Pursuant to its written charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. No such consultant or search firm has been used to date and, accordingly, no fees have been paid to any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by giving written notice of the recommendation to the Secretary of the Company at 3 Easton Oval, Suite 500, Columbus, Ohio 43219. The recommendation should include the candidate’s name, age, business address, residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, should accompany any such recommendation.

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at the annual meeting of shareholders. In addition, shareholders who wish to nominate one or more persons for election as a director at the annual meeting of shareholders may do so provided they comply with the nomination procedures set forth in the Regulations. To nominate one or more persons for election as a director at an annual meeting, the Regulations require that a shareholder give written notice of such shareholder’s intent to make such nomination or nominations by personal delivery or by United States Mail, postage pre-paid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting or in the case of a special meeting, within seven days after the date the Company mails or otherwise gives notice of the date of the meeting). Such notice shall set forth: (1) the name and address of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (5) the consent of each nominee to serve as a director of the Company, if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Proposal No. 2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for fiscal year 2004. Although action by the shareholders in this matter is not required, the Audit Committee believes that shareholder ratification of its appointment of Deloitte & Touche LLP is appropriate because of the independent registered public accounting firm’s role in reviewing the quality and integrity of the Company’s internal control over financial reporting. A representative of Deloitte & Touche LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2005. Abstentions and broker non-votes will be counted for purposes of establishing a quorum and will have the same effect as a vote against the proposal. The Company’s executive officers and directors, who collectively own or have voting power with respect to approximately 12.6% of the outstanding Common Shares, have indicated that they intend to vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. In the event that the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider other independent registered public accounting firms.

Your Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2005.

EXECUTIVE OFFICERS AND CERTAIN KEY EMPLOYEES

The executive officers of the Company are Robert H. Schottenstein, Steven Schottenstein and Phillip G. Creek. Biographical information with respect to the executive officers is set forth on pages 3 and 4. The following table sets forth biographical information with respect to certain key employees of the Company:

Name	Age	Current Positions with Company/Business Experience	Year Started
J. Thomas Mason	47	Senior Vice President, General Counsel and Secretary of the Company since July 2002. From 1984 until July 2002, Mr. Mason was an attorney with the law firm of Vorys, Sater, Seymour and Pease LLP in Columbus, Ohio where he practiced real estate law.	2002

Paul S. Rosen	54	Chief Executive Officer of M/I Financial since February 1994, President of M/I Financial since August 1995 and Senior Vice President of the Company since February 1999. From the time he joined the Company in August 1993 until February 1994, Mr. Rosen was Vice President of M/I Financial.	1993

Lloyd T. Simpson	59	President, Columbus Region since November 1996. From the time he joined the Company in 1984 until February 1996, Mr. Simpson was Vice President/Regional Manager of the Ohio Region and from February 1996 until November 1996, he was Vice President/Regional Manager of the Columbus Region.	1984

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of February 28, 2005, the number and percentage of the outstanding Common Shares beneficially owned by each person who, to the knowledge of the Company, beneficially owns more than five percent of the outstanding Common Shares, by each of the Company’s directors, nominees for director and Named Executive Officers (as defined below) other than Irving E. Schottenstein who passed away on February 11, 2004, and by all of the current directors and executive officers of the Company as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and dispositive power with respect to such Common Shares:

Name of Beneficial Owner	Number of Common Shares (1)		Percent of Class
Joseph A. Alutto, Ph.D.	222		*
Friedrich K. M. Böhm	19,164	(2)	*
Phillip G. Creek	25,882	(2)	*
Thomas D. Igoe	8,508	(2)	*
Jeffrey H. Miro	21,693	(2)	*
Robert H. Schottenstein	861,511	(3)	6.1%
Steven Schottenstein	911,533	(4)	6.4%
Lewis R. Smoot, Sr.	12,211	(2)	*
Norman L. Traeger	28,830	(2)	*
All current directors and executive officers as a group (9 persons)	1,889,554		13.2%
FMR Corp. 82 Devonshire Street Boston MA 02109	2,195,000	(5)	15.4%
Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	1,320,076	(6)	9.4%

*	Less than one percent of the outstanding common shares.

(1)

The amounts shown include 222, 13,724, 3,882, 333, 11,593, 6,111, 5,733, 2,111 and 13,722 Common Shares held by Joseph A. Alutto, Ph.D., Friedrich K.M. Böhm, Phillip G. Creek, Thomas D. Igoe, Jeffrey H. Miro, Robert H. Schottenstein, Steven Schottenstein, Lewis R. Smoot, Sr. and Norman L. Traeger, respectively, under the terms of the Company’s Executives’ Deferred Compensation Plan or the Company’s Director Deferred Compensation Plan, as applicable. Under the terms of the Executives’ Deferred Compensation Plan and the Director Deferred Compensation Plan, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan, until such Common Shares are distributed pursuant to the terms of the plan.

(2)

The amounts shown include 1,300, 20,000, 3,300, 6,100, 6,100 and 6,100 Common Shares for Friedrich K.M. Böhm, Phillip G. Creek, Thomas D. Igoe, Jeffrey H. Miro, Lewis R. Smoot, Sr. and Norman L. Traeger, respectively, which underlie currently exercisable stock options.

(3)

855,400 of these Common Shares are held of record by IES Family Holdings No. 2, LLC, an Ohio limited liability company. Robert H. Schottenstein is the sole manager of IES Family Holdings No. 2, LLC and has sole voting and dispositive power with respect to such 855,400 Common Shares.

(4)

905,800 of these Common Shares are held of record by IES Family Holdings No. 4, LLC, an Ohio limited liability company. Steven Schottenstein is the sole manager of IES Family Holdings No. 4, LLC and has sole voting and dispositive power with respect to such 905,800 Common Shares.

(5)	Based on information set forth in a Form 13F dated February 14, 2005, which was filed on behalf of FMR Corp., a parent holding company, and certain other Fidelity entities.

(6)	Based on information set forth in a Schedule 13G dated February 14, 2005, which was filed on behalf of Barclays Global Investors, NA. and certain other Barclays entities.

The address of Robert H. Schottenstein and Steven Schottenstein is 3 Easton Oval, Suite 500, Columbus, Ohio 43219.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual compensation and other compensation for each of the fiscal years ended December 31, 2004, 2003 and 2002 for the Company’s former Chief Executive Officer, for its current Chief Executive Officer and for each other executive officer of the Company (the “Named Executive Officers”):

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($) (1) (2)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($) (3)
Robert H. Schottenstein Chief Executive Officer and President	2004 2003 2002	550,000 496,346 400,000	1,925,000 1,625,000 1,400,000	115,308 67,081 60,587	(4) (4) (4)	55,000 40,000 40,000	61,676 61,549 61,490

Steven Schottenstein Chief Operating Officer	2004 2003 2002	500,000 460,654 390,000	1,750,000 1,500,000 1,365,000	6,513 2,643 2,809		55,000 40,000 40,000	49,576 49,449 49,390

Phillip G. Creek Senior Vice President and Chief Financial Officer	2004 2003 2002	300,000 273,173 225,000	600,000 525,000 443,750	1,551 624 670		15,000 8,000 7,000	20,627 19,610 19,551

Irving E. Schottenstein Former Chairman and Chief Executive Officer(5)	2004 2003 2002	77,885 639,231 575,000	— 2,875,000 2,875,000	19,859 110,395 86,837	(4) (4) (4)	— 50,000 50,000	1,000,000 71,146 70,998

(1)

Represents amounts accrued pursuant to the Company’s 2004 Executive Officers Compensation Plan which was approved by the Company’s shareholders at the 2004 Annual Meeting of Shareholders. The amount shown for Phillip G. Creek in 2002 also includes a $50,000 discretionary bonus awarded to Mr. Creek based on his performance as the Chief Financial Officer.

(2)

Pursuant to the terms of the Company’s Executives’ Deferred Compensation Plan, each of the Company’s executive officers, as well as other members of management, has the right to allocate a portion of his bonus to Common Shares. Each participant will not beneficially own Common Shares acquired under the plan until such Common Shares are distributed pursuant to the terms of the plan. With respect to Robert H. Schottenstein, the amounts shown include $96,250 allocated to Common Shares (1,696 shares) in 2004, $81,250 allocated to Common Shares (2,165 shares) in 2003 and $70,000 allocated to Common Shares (2,234 shares) in 2002. With respect to Steven Schottenstein, the amounts shown include $87,500 allocated to Common shares (1,541 shares) in 2004, $75,000 allocated to Common Shares (1,998 shares) in 2003 and $68,250 allocated to Common Shares (2,178 shares) in 2002. With respect to Philip G. Creek, the amounts shown include $60,000 allocated to Common Shares (1,057 shares) in 2004, $52,500 allocated to Common Shares (1,399 shares) in 2003 and $44,375 allocated to Common Shares (1,416 shares) in 2002. See page 14 for a description of this plan.

(3)	The following table sets forth the details of “All Other Compensation” paid to each Named Executive Officer:

	All Other Compensation
	Robert H. Schottenstein			Steven Schottenstein			Phillip G. Creek			Irving E. Schottenstein (a)
	2004	2003	2002	2004	2003	2002	2004	2003	2002	2003	2002
Premium - Split Dollar Life Insurance Policy:
- Non-term	$52,040	$52,320	$52,600	$40,980	$41,180	$41,420	$14,861	$14,021	$14,071	$53,845	$55,135
- Term	4,760	4,480	4,200	3,720	3,520	3,280	890	840	790	13,655	12,365

401(k) Company Contribution	3,773	3,646	3,498	3,773	3,646	3,498	3,773	3,646	3,498	3,646	3,498

Premium - Long-Term Disability	1,103	1,103	1,192	1,103	1,103	1,192	1,103	1,103	1,192	—	—

Total	$61,676	$61,549	$61,490	$49,576	$49,449	$49,390	$20,627	$19,610	$19,551	$71,146	$70,998

(a)

In 2004, the estate of Irving E. Schottenstein received a $1,000,000 payment pursuant to the terms of the Employment Agreement, dated August 9, 1994 and amended November 14, 2001, between the Company and Irving E. Schottenstein.

(4)

With respect to Irving E. Schottenstein, the amounts shown include $59,389, $84,127, and $19,859 for the 2002, 2003 and 2004 fiscal years, respectively, for personal use of Company property. With respect to Robert H. Schottenstein, the amounts shown include $57,026, $46,348 and $107,012 for the 2002, 2003 and 2004 fiscal years, respectively, for personal use of Company property. Personal use of Company property consists of use of the Company’s corporate jet and a leased automobile. In accordance with SEC Rules, to the extent the aggregate amount of perquisites and other personal benefits received by a Named Executive Officer does not exceed the lesser of $50,000 or 10% of such Named Executive Officer’s total salary and bonus for the applicable fiscal year, any such perquisites and other personal benefits have been omitted from this table.

(5)	Irving E. Schottenstein served as the Chief Executive Officer from 1986 until January 12, 2004 and as Chairman of the Board from 1976 until his death on February 11, 2004.

Option Grants in Last Fiscal Year

The following table sets forth the nonqualified stock options granted during the 2004 fiscal year to each of the Named Executive Officers:

	Individual Grants (1)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)	10% ($)
Robert H. Schottenstein	55,000	23.11	46.61	3/08/14	1,612,203	4,085,638
Steven Schottenstein	55,000	23.11	46.61	3/08/14	1,612,203	4,085,638
Phillip G. Creek	15,000	6.30	46.61	3/08/14	439,692	1,114,265
Irving E. Schottenstein(2)	—	—	—	—	—	—

(1)

The nonqualified stock options are scheduled to vest at a rate of 20% per year over the first five years and to lapse after ten years unless sooner exercised or forfeited. All stock options were granted at the closing market price on the date of grant.

(2)

In the 2004 fiscal year, the Compensation Committee granted nonqualified stock options to the Company’s executive officers on March 8, 2004. Irving E. Schottenstein passed away on February 11, 2004, and accordingly, received no stock options in the 2004 fiscal year.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information with respect to options exercised during the 2004 fiscal year and unexercised nonqualified stock options held as of the end of the 2004 fiscal year by each of the Named Executive Officers:

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) (1)		Value of Unexercised In- The-Money Options at Fiscal Year End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert H. Schottenstein	29,000	624,757	38,000	92,000	984,808	1,779,880
Steven Schottenstein	29,000	625,785	38,000	92,000	984,808	1,779,880
Phillip G. Creek	6,000	167,231	20,000	21,000	637,130	364,805
Irving E. Schottenstein (2)	39,000	980,647	—	—	—	—

(1)	The nonqualified stock options are scheduled to vest at a rate of 20% per year over the first five years and to lapse after ten years unless sooner exercised or forfeited.

(2)

Pursuant to the terms of the Company’s 1993 Stock Incentive Plan as Amended, the estate of Irving E. Schottenstein exercised options to purchase 39,000 Common Shares, which represented all of the exercisable options held by Irving E. Schottenstein on the date of his death. All of the unexercised stock options held by Irving E. Schottenstein on the date of his death were forfeited pursuant to the terms of such plan.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2004 with respect to the Common Shares issuable under the Company’s equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise (#)	Weighted-Average Exercise Price ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding column (a)) (#)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders (1)	639,920	31.81	473,597
Equity Compensation Plans not Approved by Shareholders (2)	83,869	24.78	1,016,131

Total	723,789	31.00	1,489,728

(1)

Consists of the Company’s 1993 Stock Incentive Plan as Amended. Pursuant to the terms of such plan, the maximum number of Common Shares in respect of which awards may be granted under the plan in each calendar year is five percent of the total number of issued and outstanding Common Shares as of the first day of each such calendar year.

(2)	Consists of the Company’s Director Deferred Compensation Plan and Executives’ Deferred Compensation Plan, each of which is described below:

Director Deferred Compensation Plan. The Director Deferred Compensation Plan provides each of our directors with the opportunity to defer the payment of all or any portion of the fees received for serving as a director. The deferred fees are allocated to the participant’s deferred compensation account, where the fees are converted into that number of whole phantom stock units determined by dividing the amount of the deferred fees by the closing sales price of our Common Shares on the NYSE on the date of such conversion, which is the last business day of the month in which the allocation is made. Each participant’s deferred compensation account is credited in an amount equivalent to the cash dividends actually declared and paid on our Common Shares based on the phantom stock units held by the participant at the time the cash dividends are declared. The amount credited to the participant’s deferred compensation account based on cash dividends on our Common Shares is also converted into phantom stock units. The phantom stock units held by a participant are distributed in the form of whole Common Shares within sixty days of the date specified by the participant in his or her deferral notice or the date the participant no longer serves as a director (in which case the participant receives any remaining cash balance in his or her deferred compensation account).

Executives’ Deferred Compensation Plan. The Executives’ Deferred Compensation Plan provides eligible employees with the opportunity to defer the payment of all or any portion of their respective annual cash bonus. The deferred amount is allocated to the participant’s deferred compensation account, where the deferred amount is converted into that number of whole phantom stock units determined by dividing the deferred amount by the closing sales price of our Common Shares on the NYSE on the date of such conversion, which is the same day the bonus is paid and the allocation is made. Each participant’s deferred compensation account is credited in an amount equivalent to the cash dividends actually declared and paid on our Common Shares based on the phantom stock units held by the participant at the time the cash dividends are declared. The amount credited to the participant’s deferred compensation account based on cash dividends on our Common Shares is also converted into phantom stock units. The phantom stock units held by a participant are distributed in the form of whole Common Shares within sixty days of the date specified by the participant in his or her deferral notice or the date the participant no longer serves as an employee (in which case the participant receives any remaining cash balance in his or her deferred compensation account).

Employment Agreements

The Company and Irving E. Schottenstein were parties to an Employment Agreement dated August 9, 1994 and amended November 14, 2001. Pursuant to the terms of such Employment Agreement, as a result of Irving E. Schottenstein’s death, the Company paid his estate $1,000,000 in 2004 and will pay his estate $1,000,000 in both 2005 and 2006.

The Company and Phillip G. Creek are parties to a Change of Control Agreement dated March 8, 2004. Pursuant to the terms of such Change of Control Agreement, in the event that (1) the Company terminates Mr. Creek’s employment without cause (as defined therein) within six months prior to, or twenty-four months after, a change in control of the Company (as defined therein) or (2) Mr. Creek terminates his employment for good reason (as defined therein) within twenty-four months after a change in control, Mr. Creek will be entitled to receive a lump sum payment from the Company equal to the sum of twice his average base salary during the preceding three calendar years and twice his average cash bonus during the preceding three calendar years.

Compensation of Directors

Currently, each of the Company’s non-employee, outside directors (other than the Chairman of the Audit Committee) receives $12,500 per quarter, payable in Common Shares pursuant to the Director Deferred Compensation Plan, as payment for his service on the Board and any of its committees. The Chairman of the Audit Committee receives $18,750 per quarter, payable in Common Shares pursuant to the Director Deferred Compensation Plan, as payment for his service on the Board and any of its committees. During the 2004 fiscal year, each of the non-employee, outside directors then in office also received an option to purchase 2,500 Common Shares pursuant to the Company’s 1993 Stock Incentive Plan as Amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and any person who owns more than ten percent of the Common Shares to file reports of ownership and changes in ownership of the Common Shares with the SEC and the NYSE. Except as set forth below, based solely on a review of the copies of reports furnished to the Company and representations of the directors and officers, the Company believes that during the 2004 fiscal year its directors, officers, and greater than ten percent beneficial owners complied with such requirements.

During the 2004 fiscal year, Irving E. Schottenstein and Steven Schottenstein each filed one late Form 4 to report one transaction pursuant to which Irving E. Schottenstein, in his capacity as the trustee of a trust for the benefit of Steven Schottenstein’s children, contributed (as a capital contribution) 69,600 Common Shares held by such trust to a limited liability company whose sole manager is Steven Schottenstein.

Compensation Committee Report on Executive Compensation

General. In 2004, the Compensation Committee (the “Committee”) reviewed and determined the compensation for the Chief Executive Officer and for each of the other executive officers of the Company, including base salary, performance bonus and options granted under the Company’s 1993 Stock Incentive Plan as Amended. The Committee also reviewed the Company’s 401(k) Plan with respect to investment selections, returns and the Company’s discretionary contribution.

Objectives. The Company’s executive officer compensation program is intended to serve four primary objectives: (1) provide executives with incentives to implement the Company’s business strategy and maximize shareholder value; (2) motivate executives to meet specific performance goals and objectives; (3) attract and retain qualified executives to manage the Company’s business; and (4) encourage stock ownership by executives in order to enhance mutuality of interest with the Company’s shareholders. The Committee believes that the Company’s executive officer compensation program promotes each of these objectives. Additionally, the Committee believes that the executive officer compensation program fosters long-term growth and accountability for performance.

Compensation Considerations. In 2004, the Committee considered a report to the Committee by an independent compensation consultant and also reviewed executive officer compensation of the Company’s competitors within the homebuilding industry, derived from publicly available data in connection with determining each of the Company’s executive officer compensation packages. The Committee also considered the Company’s performance and the executive’s performance.

Elements of Compensation. Under the Company’s executive officer compensation program, each of the executive officers of the Company receives compensation in the form of: (1) a base salary; (2) an annual performance bonus; and (3) stock options. The Company’s current policy is not to provide pension or other retirement plans for the Company’s executive officers other than the Company’s 401(k) plan. In addition, the Company provides certain other benefits to the executive officers, including health insurance, long-term disability insurance, a split dollar life insurance policy, a leased automobile or allowance, country club dues and occasional personal use of the Company airplane.

With respect to the annual performance bonus, each executive officer, under the Company’s Executives’ Deferred Compensation Plan, has the right to elect to have a portion of his performance bonus invested in Common Shares, the payment of which is deferred until a future date. The Committee believes that the Executives’ Deferred Compensation Plan serves to further align the interests of the executive officers with the Company’s shareholders.

With respect to stock options, it is the Committee’s intent to award stock options to the Company’s executive officers in amounts reflecting the financial performance of the Company, the executive officer’s ability to influence the Company’s overall performance and his position. Options are intended to motivate executive officers to improve the Company’s financial results and stock performance and to retain executive officers.

Chief Executive Officer Compensation. The Committee considered the following factors in determining the compensation for Robert H. Schottenstein, the Chairman, Chief Executive Officer and President of the Company

during 2004: (1) the Company’s success in implementing its strategy and objectives and certain specific performance goals; (2) the Company’s success in attaining its profit plan for 2004 as discussed below; (3) a report of the independent compensation consultant; and (4) the level of compensation paid to chief executive officers of other publicly traded, national and regional homebuilders.

The base salary in 2004 for Robert H. Schottenstein, as shown in the Summary Compensation Table, was determined by the Committee based on the report of the independent compensation consultant as well as a review of the base salary paid to chief executive officers of other publicly traded national and regional homebuilders.

The performance bonus for Robert H. Schottenstein for 2004 was awarded in accordance with the Company’s 2004 Executive Officers Compensation Plan (the “Section 162(m) Plan”) that was approved by the shareholders at the 2004 Annual Meeting of Shareholders. Pursuant to the terms of this plan, the Committee established the Award Formula (as defined in the plan) and the Performance Goals (also as defined) for Robert H. Schottenstein for 2004. The Award Formula was based upon the Company’s achievement of Performance Goals in the following areas: (1) achieving specified levels of net income; (2) return on beginning shareholders’ equity; and (3) achieving specified homeowner satisfaction ratings as measured by homeowner surveys conducted by the Company and compiled by a third party. The total amount that could be earned by Robert H. Schottenstein was capped at three and one half times his annual base salary in 2004.

In 2004, the Company achieved record net income, return on beginning equity exceeded 22% and homeowner satisfaction ratings exceeded 99%. As a result, Robert H. Schottenstein earned the maximum performance bonus available in 2004. Robert H. Schottenstein elected to invest $96,250 of his performance bonus in Common Shares pursuant to the Executives’ Deferred Compensation Plan.

In 2004, the Committee approved a nonqualified stock option award for the purchase of 55,000 Common Shares for Robert H. Schottenstein. The stock options were granted at $46.61 per share (the closing price on the date of grant) and vest at a rate of 20% per year over the first five years and lapse after ten years unless sooner exercised or forfeited. The amount of the options awarded to Robert H. Schottenstein was based on the Company’s record results in 2003, his ability to influence those results and his expanded role in the Company in 2004, as he assumed the role of Chief Executive Officer in January 2004. In addition, in 2004 Robert H. Schottenstein received certain other benefits, as described above and in the Summary Compensation Table, with a value of $176,984.

Other Executive Officers’ Compensation. The Committee considered the following factors in determining the compensation for 2004 for Steven Schottenstein, Vice Chairman/Chief Operating Officer, and Phillip G. Creek, Senior Vice President/Chief Financial Officer: (1) the Company’s success in implementing its strategy and objectives and certain specific performance goals; (2) the Company’s success in attaining its profit plan for 2004 as discussed below; (3) a report of the independent compensation consultant; and (4) the level of compensation paid to persons holding comparable positions with other publicly traded, national and regional homebuilders.

The base salaries in 2004 for Steven Schottenstein and Phillip G. Creek, as shown in the Summary Compensation Table, were determined by the Committee based on the report of the independent compensation consultant as well as a review of the base salaries paid to persons holding comparable positions with other publicly traded national and regional homebuilders.

The performance bonuses for Steven Schottenstein and Phillip G. Creek for 2004 were awarded in accordance with the Section 162(m) Plan. Pursuant to the Section 162(m) Plan, the Committee established the Award Formulas and Performance Goals for Steven Schottenstein and Phillip G. Creek for 2004. The Award Formulas for each of these executive officers were based upon the Company’s achievement of Performance Goals in the following areas: (1) achieving specified levels of net income; (2) return on beginning shareholders’ equity; and (3) achieving specified homeowner satisfaction ratings as measured by homeowner surveys conducted by the Company and compiled by a third party. The total amount that could be earned by Steven Schottenstein and Phillip G. Creek was capped at three and one half and two times their annual base salaries in 2004, respectively.

In 2004, the Company achieved record net income, return on beginning equity exceeded 22% and homeowner satisfaction ratings exceeded 99%. As a result, Steven Schottenstein and Phillip G. Creek each earned the maximum performance bonus available in 2004. Steven Schottenstein and Phillip G. Creek elected to invest $87,500 and $60,000, respectively, of their performance bonuses in Common Shares pursuant to the Executives’ Deferred Compensation Plan.

In 2004, the Committee approved a nonqualified stock option award for the purchase of 55,000 and 15,000 Common Shares for Steven Schottenstein and Phillip G. Creek, respectively, at $46.61 per share (the closing price on the date of grant). The nonqualified stock options vest at a rate of 20% per year over the first five years and lapse after ten years unless sooner exercised or forfeited. The amount of the options awarded to Steven Schottenstein and Phillip G. Creek were based on the Company’s record results in 2003 and their respective ability to influence those results. In addition, Steven Schottenstein and Phillip G. Creek received certain other benefits, as described above and in the Summary Compensation Table, with a value of $102,449 and $32,978, respectively.

Section 162(m) Compliance. Section 162(m) of the Internal Revenue Code of 1986, as amended, places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer. In 2004, the Company adopted the Section 162(m) Plan to replace the Company’s 1999 Executive Officers Compensation Plan to further ensure that compensation paid to executive officers in excess of $1,000,000 will be fully deductible. In accordance with Section 162(m), the Committee administers the Section 162(m) Plan and consists solely of outside directors for purposes of Section 162(m). The Company believes that all compensation paid to the executive officers for 2004 in excess of $1,000,000 will be fully deductible.

Compensation Committee:

Friedrich K. M. Böhm (Chairman)

Norman L. Traeger

Jeffrey H. Miro

Performance Graph

The following graph illustrates the Company’s performance in the form of cumulative total return to shareholders for the last five calendar years through December 31, 2004, assuming a hypothetical investment of $100 and reinvestment of all dividends paid on such investment, compared to the cumulative total return of the same hypothetical investment in both the Standard and Poor’s 500 Index and the Standard & Poor’s 500 Homebuilding Index.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
M/I Homes, Inc.	100	157.12	325.05	364.31	513.13	725.75
S&P 500 Index	100	90.90	80.09	62.39	80.29	89.03
S&P 500 Homebuilding Index	100	156.89	200.34	199.21	394.06	526.62

AUDIT COMMITTEE MATTERS

Audit Committee Report

Purpose. The purpose of the Audit Committee of the Board is to assist the Board in its oversight of: (1) the integrity of the Company’s consolidated financial statements and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; and (4) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm. The specific duties of the Audit Committee are set forth in its Charter.

Responsibility. Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon, as well as for auditing management’s assessment of the effectiveness of internal control over financial reporting and also auditing the effectiveness of internal control over financial reporting. Their audits are performed in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee is responsible for overseeing the conduct of these activities and, subject to shareholder ratification, appointing the Company’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.

Meetings. During the 2004 fiscal year, the Audit Committee met four times. In addition, the Chairman of the Audit Committee, on behalf of the Audit Committee, met quarterly with the Company’s senior financial management, including internal audit and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, and discussed the Company’s interim and fiscal year financial information prior to public release. These meetings were followed up with a telephonic report by the Audit Committee Chairman to the remainder of the Audit Committee.

Auditor Independence. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from D&T a formal written statement describing all relationships between D&T and the Company that might bear on D&T’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; discussed with D&T any relationships that may impact D&T’s objectivity and independence; and satisfied itself as to D&T’s independence. After consideration, the Audit Committee has also concluded that D&T’s provision of non-audit services to the Company in fiscal year 2004, as described below in this proxy statement, is compatible with D&T’s independence.

Auditor Required Communications. The Audit Committee reviewed and discussed with management, the internal auditors and D&T the quality and adequacy of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed and discussed with D&T all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, and, with and without management present, discussed and reviewed the results of D&T’s audit of the consolidated financial statements. The Audit Committee also discussed the results of the Company’s internal audits conducted throughout the year.

Annual Financial Statements and Internal Controls. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2004 with management and D&T. Management has represented to the Audit Committee that the audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, consistently applied. The Audit Committee also reviewed, and discussed with management and D&T, management’s report and D&T’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

Conclusion. Based on the Audit Committee’s reviews and discussions with management and D&T noted above, the Audit Committee recommended to the Board (and the Board approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 that was filed with the SEC.

Audit Committee:

Thomas D. Igoe (Chairman)

Friedrich K.M. Böhm

Norman L. Traeger

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees paid or to be billed to the Company for the fiscal years ended December 31, 2004 and December 31, 2003:

	Year Ended December 31,
	2004	2003
Audit Fees	$434,000	$355,000
Audit-Related Fees	625,000	42,000
Tax Fees	65,000	104,116
All Other Fees	293,000	13,000

Total	$1,417,000	$514,116

Audit Fees for the fiscal years ended December 31, 2004 and 2003 were for professional services rendered for the audits of the consolidated financial statements of the Company and M/I Financial and quarterly review of condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees for the fiscal years ended December 31, 2004 and 2003 consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. In 2004, this category includes fees related to the performance of audits of the Company’s assessment of internal control over financial reporting, the Company’s internal control over financial reporting and the Company’s 401(k) plan. In addition, it includes fees related to a potential debt offering and accounting consultations regarding the application of accounting pronouncements and other regulatory requirements. In 2003, this category includes fees related to the performance of the audit of the Company’s 401(k) plan and accounting consultations regarding the application of accounting pronouncements and other regulatory requirements.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. The majority of the fees in 2003 related to a corporate restructuring into a holding company structure that was approved by our shareholders at the 2003 Annual Meeting of Shareholders. In 2004, the majority of the fees were for tax compliance and planning.

All Other Fees in 2004 and 2003 were for services performed to advise the Company regarding its documentation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. As stated in the Audit Committee Report, the Audit Committee has determined that the provision of these services is compatible with maintaining the independent registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted the following policy with respect to engagement of the Company’s independent registered public accounting firm to perform services for the Company:

Annually, the independent registered public accounting firm will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year, together with a schedule of fees for such services, for approval.

In addition, the Audit Committee will annually pre-approve a list of audit services (not covered by the audit engagement letter) and permissible audit-related services, tax services and other services as well as a range of fees for those services. Any services rendered by the independent registered public accounting firm during that fiscal year will be considered pre-approved by the Audit Committee provided the services rendered fall within the list of pre-approved services and the fees do not exceed the pre-approved fees. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to amend or modify the list of pre-approved permissible audit and non-audit services and fees. The Chairman will report any action taken to the Audit Committee at its next meeting.

During fiscal year 2004, no services were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During 2004, the Company sold land for approximately $638,000 to an entity owned by Jeff Block, the brother-in-law of Robert H. Schottenstein, a related party of the Chairman, Chief Executive Officer and President. The Company believes that the price and terms of this transaction were fair, reasonable and in the best interest of the Company, and the transaction was unanimously ratified by the Company’s non-employee, outside directors.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Any proposals from shareholders which are intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by December 5, 2005 to be eligible for inclusion in next year’s proxy statement. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC. If a shareholder intends to present a proposal at the 2006 Annual Meeting of Shareholders, but has not sought the inclusion of such a proposal in the Company’s proxy statement, such proposal must be received by the Company at its principal executive offices by February 18, 2006, or the Company’s management proxies will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company’s proxy statement.

EXPENSES OF SOLICITATION

Other than the Internet and telephone service access fees or charges described previously, the entire expense of preparing, assembling, printing and mailing the proxy card and the form of material used in the solicitation of proxies will be paid by the Company. Proxies may be solicited personally or by telephone, mail, facsimile or telegraph. Officers or employees of the Company may assist with solicitations and will receive no additional compensation. The Company will also reimburse brokers, banks and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares.

OTHER MATTERS

The Board knows of no other matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote and act according to their best judgments in light of the conditions then prevailing.

You are urged to complete, sign, date and return the enclosed proxy card in the envelope provided, or alternatively, vote your proxy electronically via the Internet or telephonically. No postage is required if the envelope provided is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your Common Shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

/s/ J. Thomas Mason ______________________________________
J. Thomas Mason,
Secretary

4470-PS-05

M/I HOMES, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/mho		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not return your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZMIH71

☒	Please mark votes as in this example.	4470

1. To elect the nominees named below as directors.

Nominees:	(01) Joseph A. Alutto, Ph. D. (02) Phillip G. Creek (03) Norman L. Traeger	2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2005.	FOR	AGAINST	ABSTAIN
			☐	☐	☐

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as written above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as your name or names appear hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others should give their full title. Corporations and partnerships should sign in their full name by president or other authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZMIH72

PROXY

M/I HOMES, INC.

3 Easton Oval, Columbus, Ohio 43219

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders, May 3, 2005

The undersigned hereby appoints Robert H. Schottenstein and J. Thomas Mason and each of them, proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders to be held on May 3, 2005, or any adjournment thereof, and to vote all Common Shares of M/I Homes, Inc. which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof as set forth below:

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made, the Common Shares represented by this Proxy will be voted “FOR” the election of the named nominees for directors and “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2005. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, or if a nominee for election as a director named in the Proxy Statement is unable to serve or for good cause will not serve, the Common Shares represented by this Proxy will be voted in the discretion of the Proxies on such matters or for such substitute nominee(s) as the directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 4, 2005, the Proxy Statement furnished therewith, and the M/I Homes, Inc. 2004 Annual Report which includes the Annual Report on Form 10-K of M/I Homes, Inc. for the fiscal year ended December 31, 2004. Any proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

SEE REVERSE	UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN, DATE	SEE REVERSE
SIDE	AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.	SIDE